UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2012

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	770312442
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974

(Address of principal executive offices)

973-855-3411

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2012, Michael S. Hubner, the Company’s General Counsel and Corporate Secretary, notified the Company that he was resigning effective August 2, 2012 in order to pursue other business opportunities outside of the video conferencing industry.  His resignation was not the result of any disagreement relating to the Company’s business practices or any legal matters.

In accordance with the terms of the employment agreement entered into on March 12, 2012 by Mr. Hubner and the Company, Mr. Hubner is not entitled to receive any severance payments and all restricted stock and stock options previously granted to Mr. Hubner will be forfeited to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2012	GLOWPOINT, INC. /s/ Tolga Sakman
Tolga Sakman Chief Financial Officer